EXHIBIT 99.1     Press Release dated May 9, 2014

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Adjusts Upwards Several 2014 Guidance Ranges

•	Despite an estimated $8-$10 million negative revenue impact from severe weather and Medicare reimbursement cuts, Adjusted EBITDA(1) increased 8.2%, from $25.6 million in the first quarter of 2013 to $27.7 in the first quarter of 2014
•	Implementation from the previously announced $30 million cost savings initiatives enhanced operating margins
•	Same-center revenue from centers not impacted by the east coast extreme weather conditions increased 4.2% from last year’s first quarter
•	Procedural volumes are benefitting from the over 8 million enrollees in state and privately managed health insurance exchanges, including over 1.4 million enrollees in California
•	Completed the refinancing of its junior debt capital during the quarter, yielding over $5 million of annual interest cost savings, increasing financial flexibility and extending maturities
•	Ignoring the loss from debt extinguishment associated with the refinancing, RadNet narrowed its net loss by approximately $300 thousand as compared to the first quarter of 2013
•	Recognized approximately $1.8 million in Meaningful Use incentives from the implementation of its Information Technology solutions; RadNet expects to recognize up to an additional $6 million of these incentives over the next three years
•	Updated 2014 guidance levels, increasing Adjusted EBITDA(1), lowering cash interest expense and increasing free cash flow levels

LOS ANGELES, California, May 9, 2014 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 250 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2014.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We overcame significant obstacles during the first quarter, including the most severe winter weather conditions we faced in the last decade and the impact beginning January 1st of the previously estimated $22 million of annual Medicare cuts. We estimate that these factors negatively impacted us by between $8 million and $10 million of revenue and between $5 million and $7 million of Adjusted EBITDA(1) during the quarter. I’m proud that the early success of the $30 million cost savings initiatives we announced late last year enabled us to more than mitigate these headwinds. Our Adjusted EBITDA(1) increased by 8.2% over last year’s first quarter, and our Adjusted EBITDA(1) margin increased 160 basis points over the same time period.”

Dr. Berger continued, “Besides cost reduction measures, also contributing to our strong performance in the quarter were robust procedural volumes outside of our northeast operations. We are beginning to benefit from the more than 8 million new patients as of March 31, 2014 who entered the healthcare delivery system as part of the state sponsored and privately managed healthcare exchanges. California alone, our largest market, benefited from over 1.4 million new healthcare enrollees. In California, we drove same-center revenue increases of slightly over 4% as compared to the first quarter of 2013. This performance and strong procedural volumes in all of our geographies throughout March, April and into May give me encouragement and confidence about the remainder of 2014. As a result, we have revised our 2014 guidance upwards for several of our financial metrics.”

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Financial Results

For the first quarter of 2014, RadNet reported Revenue of $168.9 million, Adjusted EBITDA(1) of $27.7 million and Net Loss (excluding the tax adjusted loss on extinguishment of debt) of $1.1 million, respectively. Revenue decreased $4.1 million (or 2.4%), Adjusted EBITDA(1) increased $2.1 million (or 8.2%) and Net Loss (excluding the tax adjusted loss from the extinguishment of debt) decreased $0.3 million, respectively, over the first quarter of 2013. Per share Net Loss (excluding the tax adjusted loss from the extinguishment of debt) for the first quarter was $(0.03), compared to a loss in the first quarter of 2013 of $(0.03) (based upon a weighted average number of basic and diluted shares outstanding of 40.0 million and 39.3 million for these periods in 2014 and 2013, respectively).

Affecting Net Loss in the first quarter of 2014 were certain non-cash expenses and non-recurring items including: $1.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options, restricted stock and warrants; $481,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $246,000 loss on the sale of certain capital equipment; $1.8 million of combined non-cash amortization and write-off of Deferred Financing Expense and discount on issuance and refinance of debt related to financing fees paid as part of our existing credit facilities; and $15.5 million loss on the extinguishment of debt related to the Company’s March 25, 2014 refinancing of its senior unsecured notes with a new second lien term loan.

Aggregate and same-center procedural volumes were negatively impacted from the sever east coast weather conditions. For the first quarter of 2014, as compared to the prior year’s first quarter, MRI volume decreased 0.7%, CT volume was flat and PET/CT volume decreased 2.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 0.4% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2014 and 2013, MRI volume decreased 0.8%, CT volume decreased 1.2% and PET/CT volume decreased 2.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 1.1% over the prior year’s same quarter.

Refinancing Transaction

On March 25, 2014, the Company completed an amendment of, and $30 million increase to its existing senior secured first lien credit facility and entered into a new senior secured $180 million second lien term loan facility.

Proceeds from the increase to the first lien term loan and the new second lien term loan were used in part to finance the payment of total consideration payable to holders of RadNet Management’s $200.0 million in aggregate principal amount of 10 3/8% Senior Notes due 2018.

Mark Stolper, Executive Vice President and Chief Financial Officer noted, “Our recent refinancing will result in lower cash interest obligations of approximately $5.1 million per year. Additionally, the refinancing provides us with more operating flexibility and lengthens the maturity of our most junior debt capital.”

“We face no near-term maturities. As a result of the refinancing transaction, our first lien term loan matures in 2018 and our new second lien term loan matures in 2021. This allows our management focus to be dedicated to operating our business and driving strategic initiatives,” added Mr. Stolper.

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2014 Guidance Update

RadNet updates the previously announced 2014 fiscal year guidance ranges as follows:

	Original 2014 Guidance	New 2014 Guidance	Change
Revenue (a)	$700 million - $730 million	$700 million - $730 million	Unchanged
Adjusted EBITDA(1)	$110 million - $120 million	$112 million - $122 million	+$2 million
Capital Expenditures (b)	$40 million - $45 million	$40 million - $45 million	Unchanged
Cash Interest Expense	$38 million - $42 million	$34 million - $38 million	-$4 million
Free Cash Flow Generation (c)	$30 million - $40 million	$34 million - $44 million	+$4 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger highlighted, “We are focused on repaying debt and generating free cash over the next 12 months. From April 1st of this year through March 31, 2015, we will repay over $26 million of our first lien term loan and capital lease debt. Having aggressively invested in our center-level assets throughout the past 5 years, we estimate our capital expenditures will be reduced to $25 million to $35 million over this same period. Furthermore, we have identified over $10 million of additional cost savings measures from certain additional programs such as revenue cycle management and billing and collection initiatives and from the renegotiation of equipment service and vendor contracts. Hence, free cash flow generation should be extremely strong between now and the end of next year’s first quarter.”

Dr. Berger added, “Although tuck-in acquisitions at multiples of three to four times EBITDA of multimodality operations in our core markets remain part of our strategy, we do not anticipate at this time deploying significant capital to affect these transactions in the coming months. Instead, our focus continues to be preserving RadNet as the cost-efficient, highest quality provider in the marketplace. Growth will come mainly from driving more patient volume through existing centers, additional capitation contracts and more joint venture relationships, such as what we recently announced with Kennedy Health System, with hospitals and healthcare systems. We are also working more closely with private payors who are interested in directing their patients to lower cost, non-hospital imaging settings. Finally, as part of our eRAD implementation, expected to be complete by this time in 2015, we recognized approximately $1.8 million of Meaningful Use government incentives during the quarter. We expect to receive up to an additional $6 million over the next three years from these incentives.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2014 results on Friday, May 9th, 2013 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date: Friday, May 9, 2014

Time: 10:30 a.m. EDT

Dial In-Number: 888-850-2545

International Dial-In Number: 719-325-2325

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=109015 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 9321285.

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 250 fully-owned and operated outpatient imaging centers. RadNet’s core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2014 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$291	$8,412
Accounts receivable, net	140,629	133,599
Current portion of deferred tax assets	16,691	13,321
Prepaid expenses and other current assets	25,255	21,012
Total current assets	182,866	176,344

PROPERTY AND EQUIPMENT, NET	226,209	218,547

OTHER ASSETS
Goodwill	196,705	196,395
Other intangible assets	49,334	50,042
Deferred financing costs, net of current portion	7,886	8,735
Investment in joint ventures	28,939	28,949
Deferred tax assets, net of current portion	41,080	39,914
Deposits and other	4,225	3,650
Total assets	$737,244	$722,576

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$90,459	$106,316
Due to affiliates	1,548	2,655
Deferred revenue	1,305	1,344
Current portion of notes payable	19,617	3,103
Current portion of deferred rent	1,963	1,896
Current portion of obligations under capital leases	6,586	3,075
Total current liabilities	121,478	118,389

LONG-TERM LIABILITIES
Deferred rent, net of current portion	19,265	18,989
Line of credit	18,100	–
Notes payable, net of current portion	570,207	572,669
Obligations under capital lease, net of current portion	10,329	2,779
Other non-current liabilities	7,183	7,540
Total liabilities	746,562	720,366

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock - $.0001 par value, 200,000,000 shares authorized; 41,117,823, and 40,089,196 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	4	4
Paid-in-capital	174,620	173,622
Accumulated other comprehensive loss	(68)	(50)
Accumulated deficit	(186,080)	(173,656)
Total RadNet, Inc.'s stockholders' deficit	(11,524)	(80)
Noncontrolling interests	2,206	2,290
Total stockholders' (deficit) equity	(9,318)	2,210
Total liabilities and stockholders' (deficit) equity	$737,244	$722,576

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$158,763	$163,741
Provision for bad debts	(6,893)	(6,822)
Net service fee revenue	151,870	156,919
Revenue under capitation arrangements	17,006	16,021
Total net revenue	168,876	172,940

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	145,030	149,562
Depreciation and amortization	15,571	14,760
Loss on sale and disposal of equipment	246	170
Severance costs	481	123
Total operating expenses	161,328	164,615

INCOME FROM OPERATIONS	7,548	8,325

OTHER INCOME AND EXPENSES
Interest expense	11,772	12,147
Meaningful use incentive	(1,762)	–
Equity in earnings of joint ventures	(1,067)	(1,206)
Loss on early extinguishment of Senior Notes	15,456	–
Other expenses (income)	2	(2)
Total other expenses	24,401	10,939

LOSS BEFORE INCOME TAXES	(16,853)	(2,614)
Benefit from income taxes	4,478	1,248

NET LOSS	(12,375)	(1,366)
Net income (loss) attributable to noncontrolling interests	49	(24)

NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(12,424)	$(1,342)

BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.31)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	40,010,080	39,314,447

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)

(IN THOUSANDS)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(12,375)	$(1,366)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,571	14,760
Provision for bad debts	6,893	6,822
Equity in earnings of joint ventures	(1,067)	(1,206)
Distributions from joint ventures	1,866	1,921
Deferred rent amortization	343	433
Amortization of deferred financing costs	552	457
Write off of deferred loan costs due to refinance	665	–
Amortization of bond and term loan discounts	616	400
Loss on sale and disposal of equipment	246	170
Loss on early extinguishment of Senior Notes	15,456	–
Stock-based compensation	1,025	952
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(13,923)	(11,782)
Other current assets	(4,503)	(5,099)
Other assets	(575)	(105)
Deferred taxes	(4,536)	–
Deferred revenue	(39)	3
Accounts payable and accrued expenses	(11,075)	8,861
Net cash (used in) provided by operating activities	(4,860)	15,221

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(360)	(3,625)
Purchase of property and equipment	(17,047)	(12,926)
Proceeds from sale of equipment	4	270
Proceeds from sale of joint venture interests	–	2,640
Equity contributions in existing joint ventures	(789)	(724)
Net cash used in investing activities	(18,192)	(14,365)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,929)	(2,697)
Proceeds from borrowings	210,000	–
Payments on Senior Notes	(204,468)	–
Deferred financing costs	(6,650)	–
Proceeds from, net of payments on, line of credit	18,100	1,500
Distributions to noncontrolling interests	(133)	–
Proceeds from issuance of common stock upon exercise of options/warrants	29	469
Net cash provided by (used in) financing activities	14,949	(728)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(18)	(59)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,121)	69

CASH AND CASH EQUIVALENTS, beginning of period	8,412	362

CASH AND CASH EQUIVALENTS, end of period	$291	$431

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$14,508	$5,531

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2014	2013
Net Loss Attributable to RadNet, Inc. Common Shareholders	$(12,424)	$(1,342)
Plus Provision for (Benefit From) Income Taxes	(4,478)	(1,248)
Plus Other Expenses (Income)	2	(2)
Plus Loss on Early Extinguishment of Senior Notes	15,456	–
Plus Interest Expense	11,772	12,147
Plus Severance Costs	481	123
Plus Loss on Sale of Equipment	246	170
Plus Depreciation and Amortization	15,571	14,760
Plus Non Cash Employee Stock Compensation	1,025	952
Adjusted EBITDA(1)	$27,651	$25,560

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PAYOR CLASS BREAKDOWN**

First Quarter
2014
Commercial Insurance	58.4%
Medicare	22.2%
Capitation	10.1%
Workers Compensation/Personal Injury	3.3%
Medicaid	4.1%
Other	1.9%
Total	100.0

**Capitation percentage has been calculated based upon its proportion of cash received in the period to total accrued revenue. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year	Full Year	Full Year
	2014	2013	2012	2011	2010
MRI	36.0%	36.3%	35.5%	35.1%	34.3%
CT	15.0%	15.5%	16.0%	16.1%	17.5%
PET/CT	5.9%	5.6%	5.9%	6.0%	6.1%
X-ray	10.4%	10.5%	10.3%	10.1%	10.1%
Ultrasound	11.3%	11.0%	10.9%	10.9%	11.0%
Mammography	16.2%	15.7%	16.0%	15.9%	16.0%
Nuclear Medicine	1.5%	1.5%	1.5%	1.6%	1.7%
Other	3.6%	3.9%	4.0%	4.2%	3.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

* ARS/TII included in 2012 figures.

* Lennox Hill Radiology included in 2013 figures.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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